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                                                                   EXHIBIT 10.33


                       SEVENTH AMENDMENT TO BRIDGE NOTE
                       --------------------------------


          THIS SEVENTH AMENDMENT TO BRIDGE NOTE (this "Agreement") is made as of the 15th day of January, 1997 by and between Styles on Video, Inc., a Delaware corporation ("SOV"), Forever Yours, Inc., a California corporation ("FYI"), and International Digital Investors, L.P., a Delaware limited partnership ("IDI").

                                    RECITALS
                                    --------

          WHEREAS, SOV, FYI, and IDI entered into a 10% Bridge Note due October 3, 1996, dated September 19, 1996 ("the Bridge Note");

          WHEREAS, SOV, FYI and IDI entered into an Amendment and Waiver Agreement dated October 15, 1996, which, among other things, increased the amount of the financing available to $280,000 and extended the due date of the Bridge Note to October 29, 1996;

          WHEREAS, SOV, FYI AND IDI entered into a Second Amendment to Bridge Note dated October 25, 1996, which, among other things, increased the amount of the financing available to $415,000, extended the due date of the Bridge Note to November 8, 1996, and provided for the issuance of warrants equal to 3% of the fully diluted shares of SOV's common stock outstanding should the parties fail to enter into a permanent financing arrangement with IDI by November 30, 1996;

          WHEREAS, SOV, FYI and IDI entered into a Third Amendment to Bridge Note dated November 18, 1996, which, among other things, increased the amount of the financing available to $665,000, extended the due date of the Bridge Note to December 9, 1996, and increased the number of warrants issuable from 3% to 4% of the fully diluted shares of SOV's common stock outstanding should the parties fail to enter into a permanent financing arrangement with IDI by December 31, 1996;

          WHEREAS, SOV, FYI and IDI entered into a Fourth Amendment to Bridge Note dated December 11, 1996, which, among other things, increased the amount of the financing available to up to $855,000 and extended the due date of the Bridge Note to December 31, 1996;

          WHEREAS, SOV, FYI and IDI entered into a Fifth Amendment to Bridge Note dated December 27, 1996, which, among other things, increased the amount of the financing available from up to $855,000 to up to $991,000 and extended the due date of the Bridge Note, as amended, to January 15, 1997;

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          WHEREAS, SOV, FYI and IDI entered into a Sixth Amendment to Bridge
Note dated January 13, 1997, which, among other things, increased the amount of the financing available from up to $991,000 to up to $1,157,000;

          WHEREAS, SOV, FYI and IDI desire to reduce the outstanding obligation represented by the Bridge Note, as amended, in recognition of the increase in funds borrowed pursuant to that certain Note and Preferred Stock Purchase Agreement dated May 14, 1996, as amended.


                                     TERMS
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE  I.

          1.1  Amendment to Bridge Note Amount.  The obligation represented by
               -------------------------------
the Bridge Note, as amended, is hereby reduced an aggregate of $180,000; such reduction shall have the additional effect of reducing the amount that may be borrowed pursuant to the Bridge Note, as amended, from up to $1,157,000 to up to $977,000.

          1.2  Amendment to Bridge Note Due Date.  The due date of the Bridge
               ---------------------------------
Note, as amended, is hereby amended from January 15, 1997 to such date (the "Critical Date") that is the later of (i) April 15, 1997 or (ii) such date that the Management Agreement between Hasco International, Inc. and FYI is terminated or expires, but in no event shall the Critical Date be later than May 1, 1997.


                                  ARTICLE II.

          2.1  Effect of Amendment.  Except as expressly provided in Article I
               -------------------
of this Amendment, nothing shall affect or be deemed to affect any provisions of the Bridge Note, as amended. Accordingly, interest expense incurred with respect to the $180,000 so reduced from the existing principal amount balance of the Bridge Note, as amended, shall have been accrued from September 19, 1996 through the date of this Amendment.

          2.2  Counterparts. This Amendment may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

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          2.3  Governing Law.  This Amendment shall be governed by and construed
               -------------
in accordance with the internal laws of the State of California without giving effect to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


                              STYLES ON VIDEO, INC.


                              By:
                                 ---------------------------------



                              FOREVER YOURS, INC.


                              By:
                                 ---------------------------------



                              INTERNATIONAL DIGITAL INVESTORS, L.P.


                              By:
                                 ----------------------------------


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